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                                                                     EXHIBIT 32

                                  CERTIFICATION
                                       OF
                            PERIODIC FINANCIAL REPORT
                                   PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     The certification set forth below is being submitted in connection with Catuity, Inc. (the "Company") Quarterly Report on Form 10-Q (the "Report") for the purpose of complying with Rule 13a-14b or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

     Michael V. Howe, the President and Chief Executive Officer, and John H. Lowry, the Chief Financial Officer, of the Company, each certifies that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.




     Date: 11/13/03

                                          /s/ Michael V. Howe
                                          -------------------
                                          Michael V. Howe
                                          President and Chief Executive Officer



                                          /s/ John H. Lowry
                                          -----------------
                                          John H. Lowry
                                          Chief Financial Officer



     Note: A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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